UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      November 10, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a) Amendment to Credit Agreement.

        On November 10, 2006, the First Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated as of October 28, 2005 entered into by and among Joy Global Inc. (the “Company”), certain of its domestic subsidiaries, Bank of America, N.A., LaSalle Bank National Association, Deutsche Bank AG New York Branch, Harris N.A., JPMorgan Chase Bank, N.A., and the other lenders named therein (the “Credit Agreement”) became effective. Generally, the Amendment (1) eliminated former Section 8.11(a) of the Credit Agreement, which had required the Company to maintain a minimum consolidated net worth, (2) eliminated former Section 8.11(d) of the Credit Agreement, which had restricted the amount of the Company’s annual capital expenditures and (3) extended the term of the Credit Agreement to November 10, 2011.

        Bank of America, N.A., LaSalle Bank National Association, Deutsche Bank AG New York Branch, Harris N.A., JPMorgan Chase Bank, N.A. and several of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

        A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

(b) Registration Rights Agreement.

        On November 10, 2006, the Company and two of its subsidiaries, Joy Technologies Inc. and P&H Mining Equipment Inc. (the “Guarantors”), entered into a Registration Rights Agreement dated as of November 10, 2006 (the “Registration Rights Agreement”) among the Company, the Guarantors, and Banc of America Securities LLC, Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”) named in the Purchase Agreement pursuant to which the Company sold to the Initial Purchasers $250 million aggregate principal amount of the Company’s 6.000% Senior Notes due 2016 and $150 million aggregate principal amount of the Company’s 6.625% Senior Notes due 2036 (collectively, the “Senior Notes”). Pursuant to the Registration Rights Agreement, the Company and Guarantors agreed, among other things, to (1) file a registration statement with the Securities and Exchange Commission by February 8, 2007 with respect to a registered offer to exchange the Senior Notes for new senior notes of the Company having terms substantially identical in all material respects to the Senior Notes; (2) use their commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act of 1933 by April 9, 2007; and (3) commence the registered exchange offer as soon as practicable after, and not more than 30 days after, the registration statement is declared effective. The Registration Rights Agreement also contains customary representations, warranties and agreements of the Company and the Guarantors.

        Banc of America Securities LLC, Lehman Brothers Inc. and UBS Securities LLC and other Initial Purchasers and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

        A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

(c) Indenture, First Supplemental Indenture and Senior Notes

        On November 10, 2006, the Company entered into the Indenture, dated as of November 10, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, providing for the issuance of debt securities from time to time.

        On November 10, 2006, the Company also entered into the First Supplemental Indenture, dated as of November 10, 2006 (the “Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Supplemental Indenture amends and supplements the Indenture and establishes the terms and conditions of the Senior Notes. The Supplemental Indenture provides that:

(1)

the Senior Notes must be guaranteed by each of the Company’s current and future domestic subsidiaries that is a borrower or guarantor under (A) the Credit Agreement or (B) any credit agreement that replaces or refinances the Credit Agreement and under which the Company may borrow not less than $50.0 million;

(2)

the Company must make an offer to repurchase each holder’s Senior Notes, at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of purchase, upon the occurrence of a Change of Control Triggering Event (which the Supplemental Indenture generally defines as a ratings downgrade of the applicable series of Senior Notes below investment grade following certain specified change in control events); and

(3)

subject to various exceptions, the Company and its consolidated subsidiaries are subject to certain limitations on their ability to (A) incur debt secured by a lien on a principal property (generally, a property with a gross book value equal to more than 1% of the Company’s consolidated total assets) or shares of capital stock of a consolidated subsidiary or (B) enter into a sale-leaseback transaction with respect to a principal property, unless they also secure the Senior Notes.

        On November 10, 2006, the Company completed the sale and issuance of the Senior Notes. The Senior Notes were issued under the Indenture and the Supplemental Indenture. The Company’s obligations under the Senior Notes are guaranteed by the Guarantors.

        Copies of the Indenture, the Supplemental Indenture and the forms of the Senior Notes are attached hereto as Exhibits 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2006, the Board of Directors of the Company (1) passed a resolution to increase the size of the Board of Directors from seven directors to nine directors and (2) elected Michael W. Sutherlin and Gale E. Klappa to serve as directors. Mr. Klappa was also made a member of the Audit Committee of the Board of Directors.

A copy of the press release issued by the Company on November 14, 2006 to announce the election of Mr. Sutherlin and Mr. Klappa is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 13, 2006, the Human Resources and Nominating Committee (the “HRNC”) of the Company’s Board of Directors granted 25,000 restricted stock units (RSUs) to John N. Hanson, the Company’s chairman, president and chief executive officer. The RSUs were granted under the 2003 Joy Global Inc. Stock Incentive Plan. Each RSU entitles Mr. Hanson to receive one share of the Company’s common stock upon vesting, and accrues additional RSUs (subject to the same terms and conditions, including risk of forfeiture) in lieu of dividends at the same dividend rate payable on shares of the Company’s common stock. One third of such grant vests on March 1 in each of 2008, 2009 and 2010, provided that Mr. Hanson remains the Company’s non-executive chairman on the applicable vesting date.

Also on November 13, 2006, the HRNC approved the following additional arrangements relating to the retirement of Mr. Hanson and the planned departure of Donald C. Roof, the Company’s executive vice president, chief financial officer and treasurer:

1.	RSUs granted to Mr. Hanson prior to his retirement will continue to vest after his retirement as an employee of the Company, so long as he remains the Company’s non-executive chairman.

2.

In consideration of Mr. Roof’s postponement of his planned departure, he will receive a pro rata payment with respect to the performance share plans ending in Fiscal 2007 and Fiscal 2008, to be determined based on the portion of the performance period elapsed when he ends his employment with the Company and the achievement of the performance targets specified for these plans. Mr. Roof will receive such payment on the same schedule and in the same form as other executives participating in these plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: November 16, 2006	By: Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Amendment to Credit Agreement dated as of November 10, 2006 and entered into among Joy Global Inc. , as Borrower , the lenders listed therein, as Lenders, and Bank of America, N.A. as Administrative Agent
4.2	Registration Rights Agreement, dated as of November 10, 2006, among Joy Global Inc., the Guarantors, and Bank of America Securities LLC, Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several initial purchasers
4.3	Indenture, dated as of November 10, 2006, among Joy Global Inc. and Wells Fargo Bank, N.A. as trustee
4.4	Supplemental Indenture, dated as of November 10, 2006, entered into by and among Joy Global Inc. and Wells Fargo Bank, N.A., as trustee
4.5	Form of 6.000% Senior Notes due 2016 and 6.625% Senior Notes due 2036
99.1	Press release, dated as of November 14, 2006 to announce the election of Mr. Sutherlin and Mr. Klappa to the Board of Directors of Joy Global Inc.